Exhibit 99.1

IBM REPORTS 2017 THIRD-QUARTER RESULTS

Highlights

•            Diluted EPS from continuing operations: GAAP of $2.92; Operating (non-GAAP) of $3.30

•            Revenue of $19.2 billion

•            Strategic imperatives revenue of $34.9 billion over the trailing 12 months, up 10 percent; represents 45 percent of IBM revenue

•                  Third-quarter revenue up 11 percent (up 10 percent adjusting for currency)

•            Cloud revenue of $15.8 billion over the trailing 12 months, up 25 percent year to year (up 26 percent adjusting for currency)

•                  As-a-service annual exit run rate of $9.4 billion in the quarter, up 25 percent year to year (up 24 percent adjusting for currency)

•            Maintains full-year EPS and free cash flow expectations

ARMONK, N.Y., October 17, 2017 . . . IBM (NYSE: IBM) today announced third-quarter earnings results.

“In the third quarter we achieved double-digit growth in our strategic imperatives, extended our enterprise cloud leadership, and expanded our cognitive solutions business,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “There was enthusiastic adoption of IBM’s new z Systems mainframe, which delivers breakthrough security capabilities to our clients.”

	THIRD QUARTER 2017
			Gross Profit
	Diluted EPS	Net Income	Margin
GAAP from Continuing Operations	$2.92	$2.7B	45.9%
Year/Year	-2%	-4%	-0.9	Pts

Operating (Non-GAAP)	$3.30	$3.1B	47.6%
Year/Year	0%	-2%	-0.4	Pts

				As-a-service
		Strategic		annual exit
REVENUE	Total IBM	Imperatives	Cloud	run rate
As reported (US$)	$19.2B	$8.8B	$4.1B	$9.4B
Year/Year	0%	11%	20%	25%
Year/Year adjusting for currency	-1%	10%	20%	24%

“During the first three quarters of the year, our strong free cash flow has enabled us to maintain our R&D investments and to expand IBM’s cloud and cognitive capabilities through capital investments,” said Martin Schroeter, IBM senior vice president and chief financial officer.  “In addition, we have returned nearly $8 billion to shareholders through dividends and share repurchases.”

Strategic Imperatives Revenue

Third-quarter cloud revenues increased 20 percent to $4.1 billion.  Cloud revenue over the last 12 months was $15.8 billion, including $8.8 billion delivered as-a-service and $7.0 billion for hardware, software and services to enable IBM clients to implement comprehensive cloud solutions.  The annual exit run rate for as-a-service revenue increased to $9.4 billion from $7.5 billion in the third quarter of 2016.  In the quarter, revenues from analytics increased 5 percent.  Revenues from mobile increased 7 percent and revenues from security increased 51 percent (up 49 percent adjusting for currency).

Full-Year 2017 Expectations

The company continues to expect operating (non-GAAP) diluted earnings per share of at least $13.80 and GAAP diluted earnings per share of at least $11.95.  Operating (non-GAAP) diluted earnings per share exclude $1.85 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges.  IBM continues to expect free cash flow to be relatively flat year to year.

Cash Flow and Balance Sheet

In the third quarter, the company generated net cash from operating activities of $3.6 billion, or $3.3 billion excluding Global Financing receivables.  IBM’s free cash flow was $2.5 billion.  IBM returned $1.4 billion in dividends and $0.9 billion of gross share repurchases to shareholders.  At the end of September 2017, IBM had $1.5 billion remaining in the current share repurchase authorization.

IBM ended the third quarter of 2017 with $11.5 billion of cash on hand.  Debt totaled $45.6 billion, including Global Financing debt of $29.4 billion.  The balance sheet remains strong and is well positioned over the long term.

Segment Results for Third Quarter

•                  Cognitive Solutions (includes solutions software and transaction processing software) — revenues of $4.4 billion, up 4 percent (up 3 percent adjusting for currency), driven by solutions software, including security and analytics, and transaction processing software.

•                  Global Business Services (includes consulting, global process services and application management) — revenues of $4.1 billion, down 2 percent.  Strategic imperatives revenue grew 10 percent led by the cloud practice.

•                  Technology Services & Cloud Platforms (includes infrastructure services, technical support services and integration software) — revenues of $8.5 billion, down 3 percent (down 4 percent adjusting for currency).  Strategic imperatives revenue grew 12 percent, driven by hybrid cloud services, security and mobile.

•                  Systems (includes systems hardware and operating systems software) — revenues of $1.7 billion, up 10 percent, driven by growth in z Systems and storage.

•                  Global Financing (includes financing and used equipment sales) — revenues of $427 million, up 4 percent (up 3 percent adjusting for currency).

Expense and Other Income

Third-quarter GAAP expense and other income year-to-year performance reflects lower IP income of $221 million, an impact of $105 million year to year related to several commercial disputes and a benefit of $91 million resulting from the favorable resolution of pension-related litigation in the U.K.

Operating (non-GAAP) expense and other income for the third quarter of 2017 compared to 2016 reflects lower IP income of $221 million and an impact of $105 million year to year related to several commercial disputes.

Tax Rate

IBM’s third-quarter effective GAAP and operating (non-GAAP) tax rates were 11.0 percent and 14.7 percent, respectively.  The company continues to expect a full-year effective operating (non-GAAP) tax rate of 15 percent, plus or minus 3 points, excluding discrete items.

Year-To-Date 2017 Results

Consolidated diluted earnings per share were $7.24 compared to $7.67, down 6 percent year to year.  Consolidated net income was $6.8 billion compared to $7.4 billion in the year-ago period, a decrease of 8 percent.  Revenues from continuing operations for the nine-month period totaled $56.6 billion, a decrease of 3 percent year to year (decrease of 2 percent adjusting for currency) compared with $58.1 billion for the first nine months of 2016.

Operating (non-GAAP) diluted earnings per share from continuing operations were $8.64 compared with $8.59 per diluted share for the 2016 period, an increase of 1 percent.  Operating (non-GAAP) net income for the nine months ended September 30, 2017 was $8.1 billion compared with $8.3 billion in the year-ago period, a decrease of 2 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•            presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•            adjusting for free cash flow;

•            adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/3q17.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

IBM Contact:                   Ian Colley, 914-434-3043

colley@us.ibm.com

John Bukovinsky, 732-618-3531

jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

REVENUE
Cognitive Solutions	$4,400	$4,235	$13,021	$12,889
Global Business Services	4,093	4,191	12,196	12,578
Technology Services & Cloud Platforms	8,457	8,748	25,079	26,029
Systems	1,721	1,558	4,863	5,184
Global Financing	427	412	1,246	1,245
Other	56	81	192	223
TOTAL REVENUE	19,153	19,226	56,597	58,149

GROSS PROFIT	8,800	9,013	25,365	27,401

GROSS PROFIT MARGIN
Cognitive Solutions	78.7%	80.4%	78.4%	81.5%
Global Business Services	27.3%	28.8%	25.3%	27.0%
Technology Services & Cloud Platforms	41.1%	42.0%	40.2%	41.5%
Systems	53.6%	51.1%	51.5%	55.1%
Global Financing	25.2%	37.8%	29.2%	39.6%

TOTAL GROSS PROFIT MARGIN	45.9%	46.9%	44.8%	47.1%

EXPENSE AND OTHER INCOME
S,G&A	4,648	4,732	14,959	16,093

R,D&E	1,342	1,397	4,360	4,320

Intellectual property and custom development income	(308)	(528)	(1,118)	(1,110)

Other (income) and expense	(114)	(8)	(218)	281

Interest expense	168	158	451	473

TOTAL EXPENSE AND OTHER INCOME	5,735	5,751	18,434	20,056

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,065	3,263	6,931	7,345
Pre-tax margin	16.0%	17.0%	12.2%	12.6%

Provision for / (Benefit from) income taxes	339	409	120	(31)
Effective tax rate	11.0%	12.5%	1.7%	(0.4)%

INCOME FROM CONTINUING OPERATIONS	$2,726	$2,854	$6,811	$7,375

DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	(0)	(1)	(3)	(4)

NET INCOME	$2,726	$2,853	$6,807	$7,371

EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$2.92	$2.98	$7.24	$7.67
Discontinued Operations	$0.00	$0.00	$0.00	$0.00
TOTAL	$2.92	$2.98	$7.24	$7.67

Basic
Continuing Operations	$2.93	$2.99	$7.28	$7.70
Discontinued Operations	$0.00	$0.00	$0.00	$0.00
TOTAL	$2.93	$2.99	$7.28	$7.70

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	933.2	957.3	940.2	960.7
Basic	929.4	954.0	935.6	957.7

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	September 30,	December 31,
(Dollars in Millions)	2017	2016

ASSETS:

Current Assets:
Cash and cash equivalents	$10,915	$7,826
Marketable securities	600	701
Notes and accounts receivable - trade, net	8,150	9,182
Short-term financing receivables, net	18,050	19,006
Other accounts receivable, net	926	1,057
Inventory	1,711	1,553
Prepaid expenses and other current assets	4,389	4,564

Total Current Assets	44,742	43,888

Property, plant and equipment, net	11,057	10,830
Long-term financing receivables, net	8,459	9,021
Prepaid pension assets	4,521	3,034
Deferred taxes	7,289	5,224
Goodwill and intangibles, net	40,763	40,887
Investments and sundry assets	4,806	4,585

Total Assets	$121,636	$117,470

LIABILITIES:

Current Liabilities:
Taxes	$3,038	$3,235
Short-term debt	4,299	7,513
Accounts payable	5,442	6,209
Deferred income	10,649	11,035
Other liabilities	8,270	8,283

Total Current Liabilities	31,697	36,275

Long-term debt	41,327	34,655
Retirement related obligations	17,554	17,070
Deferred income	3,579	3,600
Other liabilities	7,723	7,477

Total Liabilities	101,879	99,078

EQUITY:

IBM Stockholders’ Equity:
Common stock	54,395	53,935
Retained earnings	155,565	152,759
Treasury stock — at cost	(162,812)	(159,050)
Accumulated other comprehensive income/(loss)	(27,521)	(29,398)

Total IBM stockholders’ equity	19,627	18,246

Noncontrolling interests	130	146

Total Equity	19,757	18,392

Total Liabilities and Equity	$121,636	$117,470

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Dollars in Millions)	2017	2016		2017	2016

Net Cash Provided by Operating Activities per GAAP:	$3,570	$4,118	* **	$10,991	$13,105	* **

Less: change in Global Financing (GF) Receivables	258	835	*	2,468	3,336	*
Capital Expenditures, Net	(780)	(851)		(2,347)	(2,801)

Free Cash Flow	2,532	2,431	**	6,176	6,969	**

Acquisitions	(274)	(40)		(442)	(5,445)
Divestitures	6	0		35	35
Dividends	(1,396)	(1,337)		(4,119)	(3,927)
Share Repurchase	(949)	(856)		(3,674)	(2,632)
Non-GF Debt	(467)	(1,696)		1,896	3,365
Other (includes GF Receivables and GF Debt)	(233)	850	* **	3,117	3,408	* **

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(780)	$(648)		$2,988	$1,773

* Revised classification of certain financing receivables.

** Reclassified to reflect adoption of the FASB guidance on stock-based compensation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Dollars in Millions)	2017	2016		2017	2016

Net Income from Operations	$2,726	$2,853		$6,807	$7,371
Depreciation/Amortization of Intangibles	1,175	1,126		3,392	3,253
Stock-based Compensation	123	142		388	403
Working Capital / Other	(713)	(839	)**	(2,064)	(1,258	)**
Global Financing A/R	258	835	*	2,468	3,336	*
Net Cash Provided by Operating Activities	$3,570	$4,118	* **	$10,991	$13,105	* **
Capital Expenditures, net of payments & proceeds	(780)	(851)		(2,347)	(2,801)
Divestitures, net of cash transferred	6	—		35	35
Acquisitions, net of cash acquired	(274)	(40)		(442)	(5,445)
Marketable Securities / Other Investments, net	(875)	(60	)*	(523)	921	*
Net Cash Used in Investing Activities	$(1,923)	$(951	)*	$(3,278)	$(7,289	)*
Debt, net of payments & proceeds	(446)	(2,041)		2,310	1,888
Dividends	(1,396)	(1,337)		(4,119)	(3,927)
Common Stock Repurchases	(949)	(856)		(3,674)	(2,632)
Common Stock Transactions - Other	35	49	**	(15)	52	**
Net Cash Used in Financing Activities	$(2,756)	$(4,185	)**	$(5,499)	$(4,619	)**
Effect of Exchange Rate changes on Cash	328	41		875	155
Net Change in Cash & Cash Equivalents	$(781)	$(978)		$3,089	$1,352

* Revised classification of certain financing receivables.

** Reclassified to reflect adoption of the FASB guidance on stock-based compensation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD - QUARTER 2017
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing

Revenue
External	$4,400	$4,093	$8,457	$1,721	$427
Internal	629	92	164	227	272
Total Segment Revenue	$5,030	$4,185	$8,621	$1,948	$698

Pre-tax Income from Continuing Operations	1,649	453	1,192	339	244

Pre-tax margin	32.8%	10.8%	13.8%	17.4%	34.9%

Change YTY Revenue - External	3.9%	(2.3)%	(3.3)%	10.4%	3.7%
Change YTY Revenue - External @constant currency	3.0%	(2.2)%	(4.1)%	9.6%	2.8%

	THIRD - QUARTER 2016
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing

Revenue
External	$4,235	$4,191	$8,748	$1,558	$412
Internal	667	93	180	176	352
Total Segment Revenue	$4,902	$4,284	$8,929	$1,734	$763

Pre-tax Income from Continuing Operations	1,574	544	1,288	136	355

Pre-tax margin	32.1%	12.7%	14.4%	7.8%	46.5%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE - MONTHS 2017
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing

Revenue
External	$13,021	$12,196	$25,079	$4,863	$1,246
Internal	2,001	271	497	571	925
Total Segment Revenue	$15,022	$12,467	$25,576	$5,434	$2,171

Pre-tax Income from Continuing Operations	4,539	1,065	2,888	227	836

Pre-tax margin	30.2%	8.5%	11.3%	4.2%	38.5%

Change YTY Revenue - External	1.0%	(3.0)%	(3.7)%	(6.2)%	0.1%
Change YTY Revenue - External @constant currency	1.3%	(1.9)%	(3.3)%	(5.9)%	(0.4)%

	NINE - MONTHS 2016
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing

Revenue
External	$12,889	$12,578	$26,029	$5,184	$1,245
Internal	1,929	310	501	594	1,340
Total Segment Revenue	$14,818	$12,888	$26,530	$5,778	$2,585

Pre-tax Income from Continuing Operations	4,039	1,210	2,825	354	1,208

Pre-tax margin	27.3%	9.4%	10.6%	6.1%	46.7%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	THIRD - QUARTER 2017
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$8,800	$114		$203		$9,116

Gross Profit Margin	45.9%	0.6	Pts	1.1	Pts	47.6%

S,G&A	4,648	(125)		(53)		4,470

R,D&E	1,342	—		(51)		1,291

Other (Income) & Expense	(114)	0		—		(114)

Total Expense & Other (Income)	5,735	(125)		(103)		5,507

Pre-tax Income from Continuing Operations	3,065	238		306		3,609

Pre-tax Income Margin from Continuing Operations	16.0%	1.2	Pts	1.6	Pts	18.8%

Provision for / (Benefit from) Income Taxes***	339	79		113		531

Effective Tax Rate	11.0%	1.5	Pts	2.2	Pts	14.7%

Income from Continuing Operations	2,726	159		193		3,079

Income Margin from Continuing Operations	14.2%	0.8	Pts	1.0	Pts	16.1%

Diluted Earnings Per Share: Continuing Operations	$2.92	$0.17		$0.21		$3.30

	THIRD - QUARTER 2016
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$9,013	$129		$79		$9,221

Gross Profit Margin	46.9%	0.7	Pts	0.4	Pts	48.0%

S,G&A	4,732	(138)		(53)		4,541

R,D&E	1,397	—		(7)		1,390

Other (Income) & Expense	(8)	(2)		—		(10)

Total Expense & Other (Income)	5,751	(140)		(60)		5,550

Pre-tax Income from Continuing Operations	3,263	269		139		3,671

Pre-tax Income Margin from Continuing Operations	17.0%	1.4	Pts	0.7	Pts	19.1%

Provision for / (Benefit from) Income Taxes***	409	73		40		521

Effective Tax Rate	12.5%	1.1	Pts	0.6	Pts	14.2%

Income from Continuing Operations	2,854	197		99		3,149

Income Margin from Continuing Operations	14.8%	1.0	Pts	0.5	Pts	16.4%

Diluted Earnings Per Share: Continuing Operations	$2.98	$0.21		$0.10		$3.29

*                 Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

 **       Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***   Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	NINE - MONTHS 2017
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$25,365	$349		$591		$26,305

Gross Profit Margin	44.8%	0.6	Pts	1.0	Pts	46.5%

S,G&A	14,959	(393)		(326)		14,240

R,D&E	4,360	—		(148)		4,212

Other (Income) & Expense	(218)	(7)		—		(225)

Total Expense & Other (Income)	18,434	(401)		(474)		17,559

Pre-tax Income from Continuing Operations	6,931	750		1,065		8,746

Pre-tax Income Margin from Continuing Operations	12.2%	1.3	Pts	1.9	Pts	15.5%

Provision for / (Benefit from) Income Taxes***	120	212		288		621

Effective Tax Rate	1.7%	2.3	Pts	3.1	Pts	7.1%

Income from Continuing Operations	6,811	537		777		8,125

Income Margin from Continuing Operations	12.0%	0.9	Pts	1.4	Pts	14.4%

Diluted Earnings Per Share: Continuing Operations	$7.24	$0.57		$0.83		$8.64

	NINE - MONTHS 2016
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$27,401	$371		$238		$28,010

Gross Profit Margin	47.1%	0.6	Pts	0.4	Pts	48.2%

S,G&A	16,093	(365)		(183)		15,545

R,D&E	4,320	—		(23)		4,297

Other (Income) & Expense	281	(7)		—		274

Total Expense & Other (Income)	20,056	(372)		(206)		19,478

Pre-Tax Income from Continuing Operations	7,345	743		444		8,532

Pre-tax Income Margin from Continuing Operations	12.6%	1.3	Pts	0.8	Pts	14.7%

Provision for / (Benefit from) Income Taxes***	(31)	201		106		277

Effective Tax Rate	(0.4)%	2.4	Pts	1.3	Pts	3.2%

Income from Continuing Operations	7,375	542		338		8,255

Income Margin from Continuing Operations	12.7%	0.9	Pts	0.6	Pts	14.2%

Diluted Earnings Per Share: Continuing Operations	$7.67	$0.57		$0.35		$8.59

*                 Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

 **       Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***   Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

RECONCILIATION OF OPERATING EARNINGS PER SHARE

(Unaudited)

2017
EPS Guidance	Expectations

IBM GAAP EPS	at least $11.95

IBM Operating EPS (non-GAAP)	at least $13.80

Adjustments

Acquisition-related charges *	$0.75

Non-Operating Retirement-Related Items	$1.10

* Includes acquisitions through September 30, 2017